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                     [Letterhead of PriceWaterhouseCoopers]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants of Ophir Holdings Ltd., we hereby consent to the incorporation of our report dated February 29, 2000 on the financial statements of Ophir Holdings Ltd. included in this form lOK, into Ampal-American Israel Corporation's previously filed Registration Statement File No. 33-51023 and No. 55137.


Tel-Aviv, Israel                                         /s/ Kesseman & Kesseman
March 27, 2000